UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):	December 28, 2010
FIRST EQUITY PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-11777	95-6799846

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 Valley View Lane, Suite 300
Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	469-522-4200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (a) and (b) Effective December 28, 2010, Louis J. Corna resigned as a Director, Vice President and Secretary of First Equity Properties, Inc. (the “Registrant” or the “Company” or “FEPI”). Mr. Corna had no disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices. Mr. Corna was appointed as a Director and Vice President of the Registrant June 1, 2004 and Secretary January 14, 2005.
     (c) On December 29, 2010, the Board of Directors of FEPI appointed Steven A. Shelley, age 28, Vice President and Secretary of the Company. Mr. Shelley has been employed by Prime Income Asset Management LLC,a Nevada limited liability company, for more than five years. He is (since May 2006) a Vice President of Prime Income Asset Management LLC and a Vice President of American Realty Investors, Inc. (“ARL”), a Nevada corporation which has its common stock listed on the New York Stock Exchange, Inc. (“NYSE”) and of Transcontinental Realty Investors, Inc. (“TCI”), a Nevada corporation which has its common stock listed on the NYSE and of Income Opportunity Realty Investors, Inc. (“IOT”), a Nevada corporation which has its common stock listed on the American Stock Exchange LLC (“AMEX”).
     (d) On December 29, 2010, the sole remaining member of the Board of Directors elected Steven A. Shelley as a director to fill a vacancy on the Board of Directors. See subpart (c) above for a description of Mr. Shelley’s current and past employment and positions with other publicly held entities.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: December 29, 2010	FIRST EQUITY PROPERTIES, INC.
	By:	/s/ Gene S. Bertcher
Gene S. Bertcher, Vice President and Treasurer